Exhibit 3.1

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“CAC GROUP INC.” A DELAWARE CORPORATION,

WITH AND INTO “LENOX GROUP INC.” UNDER THE NAME OF “CAC GROUP INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE EIGHTEENTH DAY OF MARCH, A.D. 2009, AT 3:50 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Deleware Secretary of State Division of Corporations Delivered 04:06 PM 03/18/2009 FILED 03:50 PM 03/18/2009 SRC 090279961 – 2308902 FILE

CERTIFICATE OF OWNERSHIP

MERGING

CAC GROUP INC.

INTO

LENOX GROUP INC.

(Subsidiary Into parent pursuant to Section 253 of the General Corporation Law of Delaware)

LENOX GROUP INC., a corporation incorporated on the 9th day of September, 1992, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Corporation”);

DOES HEREBY CERTIFY:

FIRST: That the Corporation owns 100% of the capital stock of CAC GROUP INC., a corporation incorporated on the 17th day of March, 2009 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware and that the Corporation, by a Unanimous Written Consent on the 16th day of March, 2009, duly adopted by the members of the Board of Directors, determined to and did merge into itself said CAC GROUP INC., the form of which Unanimous Written Consent is attached hereto as Exhibit A.

WHEREAS the Corporation lawfully owns 100% of the outstanding stock of CAC GROUP INC., a corporation organized and existing under the laws of the State of Delaware, and

WHEREAS the Corporation desires to merge into itself the said CAC GROUP INC., and to be possessed of all the estate. property, rights, privileges and franchises of said corporation,

NOW. THEREFORE. BE IT RESOLVED, that the Corporation merge into itself said CAC GROUP INC. and assumes all of its obligations, and

FURTHER RESOLVED, that an authorized officer of the Corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said CAC GROUP INC. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware: which may be in anyway necessary or proper to effect said merger.

FURTHER RESOLVED, that the Corporation change its corporate name by changing Article 1 of the Restated Certificate of Incorporation of the Corporation to read as follows:

Article 1. The name of the corporation is CAC GROUP INC.

IN WITNESS WHEREOF, The Corporation has caused its corporate seal to be affixed and this Certificate to be signed by an authorized officer this 17th day of March. 2009.

Lenox Group Inc.
By
Fred Spivak, COO & CFO

Louis A. Fantin, Secretary

EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

LENOX GROUP INC.

Pursuant to Section 141(f) of the Delaware General Corporation Law, providing for an action to be taken by the Board of Directors without a meeting, I hereby consent to the adoption of the following resolution, subject to obtaining the written consent of all of the other Directors of Lenox Group Inc. (the “Corporation”):

WHEREAS, following the sale of various assets of Lenox Group Inc. and its subsidiaries to LDG-Delaware Opco, Inc. effective March 16, 2009, management and the Board have determined that the name “CAC Group Inc.” would be a more appropriate name for the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby approves changing the name of the Corporation to CAC Group Inc. (the “New Name”).

FURTHER RESOLVED, that the officers of the Corporation, and each of them acting alone, are hereby authorized and directed, in the name and on behalf of the Corporation, to take such actions, including the payment of all proper fees, costs and other expenses, and the execution, delivery and filing of all document, instruments and certificates, as the officers of the Corporation, and any of them acting alone, may deem necessary, appropriate or advisable in order to cause the legal corporate name of the Corporation to be changed from “Lenox Group Inc.” to the New Name, including, without limitation: (i) causing a wholly-owned subsidiary of the Corporation (“NewCo Sub”) to be formed in Delaware with the New Name as its corporate name, (ii) causing New Co Sub to be merged with and into the Corporation, in accordance with the “Certificate of Ownership and Merger Merging CAC Group Inc. into Lenox Group Inc.”, attached hereto and incorporated by reference herein as Attachment A, (iii) preparing and filing with the Securities and Exchange Commission a Form 8-K and any other filings that may be required with respect to the name change, and (iv) taking all further actions that may be reasonably required with respect to the name change.

FURTHER RESOLVED, that all acts and things heretofore done by any officer or any employee or agent of the Corporation, on or prior to the date of these resolutions, in furtherance of the actions contemplated by the resolutions herein contained be, and the same hereby are, in all respects ratified, confirmed, approved and adopted as acts on behalf of the Corporation.

Dated: March 16, 2009